UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 16, 2013

Cecil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Street, P.O. Box 568, Elkton, Maryland	21922-0568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 398-1650

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

CECIL BANCORP, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.01.  Completion of Acquisition or Disposition of Assets

On August 16, 2013, Cecil Bank (the “Bank”), the principal subsidiary of Cecil Bancorp, Inc., completed the sale of its Aberdeen, Maryland branch office to Howard Bank, Columbia, Maryland.  In connection with the sale, the Bank sold approximately $35.1 million in deposits for which it received a premium of approximately $240,000.  Howard Bank also purchased the branch premises and equipment at their book value.  As part of the transaction, Howard Bank acquired approximately $37.3 million in loans from the Bank at their face amount.  A press release announcing the completion of branch purchase is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits:            The following exhibits are filed with this report.

99.1           Press Release, dated August 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECIL BANCORP, INC.
Date: August 19, 2013	By:	/s/ Mary B. Halsey
Mary B. Halsey Vice Chairman and Chief Operating Officer